Exhibit 99.1

FTE Networks Reports Preliminary Second Quarter 2018 Revenues;

Announces Second Quarter Financial Results Call

Second Quarter 2018 Revenues Expected to Increase by approximately 75% to $87 Million; Company Expects to Meet 2018 Revenue and Adjusted EBITDA Guidance

NAPLES, Fla., Aug 6, 2018 — FTE Networks, Inc. (NYSE American: FTNW) (“ FTE” or the “ Company” ), a leading provider of innovative technology-oriented solutions for smart platforms, network infrastructure and intelligent buildings, today reported preliminary financial results for the second quarter ending June 30, 2018. Revenue is expected to increase to approximately $87 million, representing a nearly 75% increase from the $50.7 million posted in Q2 of 2017. The Company expects to meet its annual guidance for 2018 in terms of revenue, adjusted EBITDA and buildings on net and continues to improve on its balance sheet by reducing its debt outstanding while increasing its cash on hand.

Management Commentary

“ We are pleased with our execution on several fronts during the second quarter,” said Michael Palleschi, Chief Executive Officer of FTE. “ In fact, excluding one-time costs and other non-cash expenses, the Company would be profitable on a GAAP-basis. Both our infrastructure and technology segments continue to contribute to our success in a variety of ways. The infrastructure segment provides us with a solid backlog and steady cash flow, enabling us to improve our debt structure and giving us greater operational flexibility. The technology segment, led by our CrossLayer solution, continues to nurture and expand its pipeline which gives us confidence in our building on net goals for the current year. Overall, new business wins remain strong as we build on our excellent reputation and continue to execute for our clients. We look forward to sharing more details on our second quarter earnings call.”

Conference Call Information

The Company will be hosting a conference call with the investment community featuring remarks by Michael Palleschi, Chief Executive Officer, and David Lethem, Chief Financial Officer. The dial-in information for the conference call is as follows:

Date:	Tuesday, August 21, 2018
Time:	4:30 p.m. EDT
U.S. Toll-Free dial-in number:	1-877-407-9716
International dial-in number:	1-201-493-6779

The conference call will also be available via live audio webcast, which can be accessed through the events section of the Investor Relations section of the Company’ s website at https://ir.ftenet.com/news-events or at http://public.viavid.com/index.php?id=130868. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the live broadcast.

For interested individuals unable to join the conference call, a replay of the call will be available through June 4, 2018, at 1-844-512-2921 (U.S. Toll Free) or 1-412-317-6671 (International). Participants must use the following code to access the replay of the call: 13682232.

These are preliminary unaudited financial results and remain subject to the completion of the Company’ s customary quarterly close and review procedures. Material adjustments may arise between the date of this release and the date on which the Company announces its second quarter 2018 results and files its quarterly report on Form 10-Q with the SEC.

About FTE Networks, Inc.

FTE Networks, Inc. (“ FTNW” ) is a leading provider of innovation technology.  We enable adaptive and efficient smart network connectivity platforms, infrastructure and buildings. FTE provides end-to-end design, build, and support solutions for state-of-the-art networks, data centers, residential and commercial properties. We create transformative smart platforms and buildings. FTE’ s services are predicated on smart design and consistent standards that reduce deployment costs and accelerate delivery of leading edge projects and services. The Company works with Fortune 100/500 companies, including some of the world’ s leading Telecommunications and IT Services Providers as well as REITs and Media Providers.

Forward-Looking Statements

This release may contain “ forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “ expected,” “ confidence,” “ goals,” “ continue,” and similar references to future periods. Examples of forward-looking statements in this release may include, without limitation, statements and forecasts we make regarding our financial performance and anticipated operating results; our strategies for continued growth and market expansion, including our anticipated results as a result of leveraging our combined business offerings, and other matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risk factors and others are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-Ks, Form 10-Qs and Form 8-Ks. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Corporate Contact:

Kirstin Gooldy

FTE Networks, Inc.

Phone: (877) 850-4308

Email: ir@ftenet.com

Investor Contact:

Ted Haberfield

MZ Group

Phone: (760) 755-2716

Email: thaberfield@mzgroup.us